UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, Use of the
☒	Definitive Proxy Statement		Commission Only (as permitted by
☐	Definitive Additional Materials		Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to
(§)240.14a-11(c) or (§)240.14a-12

EAU TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

EAU TECHNOLOGIES, INC.
1890 Cobb International Blvd.
Suite A
Kennesaw, Georgia 30152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 12, 2008

To the Stockholders:

The Annual Meeting of Stockholders of EAU Technologies, Inc. (the “Company”) will be held at the Marriott SpringHill Suites, located at 3399 Town Point Drive, Kennesaw, Georgia 30144, on Friday, December 12, 2008 at 8:00 a.m., Atlanta time, for the following purposes, all as set forth in the attached Proxy Statement:

1.
To elect seven directors to serve for one-year terms expiring at the Annual Meeting in 2009 and until their successors are elected and qualified. The Board of Directors’ nominees are named in the attached Proxy Statement.

2.	To ratify the appointment of HJ & Associates, LLC as independent auditors for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

Only stockholders of record on the books of the Company at the close of business on November 3, 2008, are entitled to receive notice of and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us in preparing for the meeting and avoiding the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

            Sincerely,

            WADE R. BRADLEY
            President and Chief Executive Officer

Kennesaw, Georgia
November 6, 2008

EAU TECHNOLOGIES, INC.
1890 Cobb International Blvd.
Suite A
Kennesaw, Georgia 30152

PROXY STATEMENT
for
Annual Meeting of Stockholders To Be Held December 12, 2008

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of EAU Technologies, Inc., a Delaware corporation (“EAU” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) scheduled to be held on Friday, December 12, 2008, at 8:00 a.m., Atlanta time, at the Marriott SpringHill Suites, located at 3399 Town Point Drive, Kennesaw, Georgia 30144, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 3, 2008.

At the Meeting, stockholders of the Company will vote upon: (1) the election of seven directors, (2) the ratification of the appointment of HJ & Associates, LLC as independent auditors, and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

The close of business on November 3, 2008, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 17,485,918 shares of Common Stock, $.001 par value per share (“Common Stock”).

The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or the absence of a quorum. Under the General Corporation Law of the State of Delaware, once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The seven candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote for the election of directors.

The affirmative vote of the holders of the majority of the shares of Common Stock voting on each proposal is required to approve the ratification of independent auditors. In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote. It is expected that shares held by executive officers and directors of the Company, which in the aggregate represent approximately 65.8% of the outstanding shares of Common Stock, will be voted in favor of this proposal.

VOTING OF PROXIES

Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Proposal 1: Election of Directors” and FOR the ratification of the appointment of independent auditors.

The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

REVOCATION OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked by a written notice of revocation, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means (including mail, telephone and electronic transmission) by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals. The Company, in its discretion, may pay third parties such as proxy solicitation firms to assist the Company in obtaining the requisite vote with respect to the proposals to be presented at the meeting. The cost of such third-party solicitation is not anticipated to exceed $10,000.

PROPOSAL 1: ELECTION OF DIRECTORS

Proxies will be voted with respect to the election of the following seven nominees as directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

Name	Age	Director Since
Wade R. Bradley	48	2006
Karl Hellman	61	2007
Theodore C. Jacoby, Jr.	67	2007
J. Leo Montgomery	68	2007
Jay S. Potter	44	2005
Peter F. Ullrich	66	2007
William J. Warwick	74	2003

Wade R. Bradley has served as a member of the Board and as President and Chief Executive Officer of the Company since 2006. Before joining EAU, Mr. Bradley was employed by Oil-Dri Corporation of America (NYSE: ODC), serving as President of the Retail and Wholesale Group from November 2005 to November 2006 and as Vice President of the Consumer Products Group from June 2000 to November 2005. He worked at various other positions with Oil-Dri from 1990 to 2000.  Mr. Bradley began his career at the public accounting firm of Arthur Young & Company in their Entrepreneurial Services Group. He then worked as the Executive Director of a non-profit organization that assisted disadvantaged youths in furthering their education. Mr. Bradley received his Bachelor of Science in Accountancy from the University of Illinois. He then attended the Harvard Business School for a Masters of Business Administration. Mr. Bradley’s employment agreement with the Company provides that he shall be nominated to serve as a director.

Karl Hellman was appointed as a director in October 2007. Mr. Hellman is the founder of Resultrek, a management consulting and marketing training firm, where he has served as Chief Executive Officer and President since 1999. Prior to that, from 1997 to 1999, Mr. Hellman served as a Principal of Scott, Madden & Associates, a management consulting firm. Mr. Hellman has more than 30 years of consulting and corporate experience. He received his B.A. from Beloit College and his Masters Degree from Northwestern University.

Theodore C. Jacoby, Jr. was appointed as a director in September 2007. Mr. Jacoby is currently President and Chief Executive Officer of T.C. Jacoby & Company, the leading independent distributor of bulk dairy products in the U.S., including raw milk, cream, condensed milk, powdered milk, butter and cheese.  Mr. Jacoby has expanded T.C. Jacoby to numerous international markets. Mr. Jacoby is an active member of the international dairy community, serving on the Board of Directors of the U.S. Dairy Export Committee Council since 1995.  He currently serves on the Trade Policy Committee.   T.C. Jacoby & Company is a member of many other prominent dairy trade organizations, including the International Dairy Foods Association, California Milk Processors Association and is an associate member of National Milk Producers Federation. Mr. Jacoby received his Bachelor of Science degree in Agriculture from the Missouri College of Agriculture, Food, and Natural Resources.  After graduation, Mr. Jacoby proudly served in the United States Marine Corp for four years.

J. Leo Montgomery was appointed as a director and non-executive Chairman of the Board in October 2007. Mr. Montgomery was a senior partner at Ernst & Young, retiring in 2003 after a 39-year career. Mr. Montgomery served in several leadership roles at Ernst & Young and was the coordinating partner for many major clients of the firm. He is currently an Advisory Director at SunTrust Robinson Humphrey (a division of SunTrust Capital Markets). He is also a member of the Board of Directors of Cypress Communications, Inc. Beginning in May 2006, Mr. Montgomery has served as a consultant to EAU Technologies. Mr. Montgomery is a Certified Public Accountant and holds a B.A. degree from Harding University.

Jay S. Potter has served as a director of the Company since September 2005. He also served as Interim Chairman of the Board from May 2006 until October 2007 and Interim CEO of the Company from May 2006 until October 2006. He is the founder of Voice Vision, Inc., a private digital communication company, and has been the Chairman of its Board of Directors since its inception in March 2007.  Mr. Potter has been active in the financial industry for 20 years and has successfully participated, directed or placed over one hundred million dollars of capital in start-up and early stage companies.  Mr. Potter takes an active role in the development of the funded companies and to that end has participated as advisor, director and officer. Currently, Mr. Potter is a director for Envision Solar, LLC, and Envirepel Energy, Inc., two companies in the renewable energy sector that he helped fund and that he continues to guide and advise.   He has served as Chairman, President and CEO of Nexcore Capital, Inc. and its financial service affiliates since co-founding the company in 1989.  Mr. Potter serves as Founder and Chairman of Sterling Energy Resources, Inc., a public oil and gas company (Symbol: SGER) involved in the acquisition, exploration and development of oil and natural gas from its numerous leases.  Mr. Potter holds Series 7, 24 and 63 licenses in good standing with the National Association of Securities Dealers, Inc.

Peter F. Ullrich has served as a director of the Company since April 2007.  Mr. Ullrich is currently EAU’s largest stockholder and single largest customer. He is the owner of Water Science, LLC (“Water Science”), Latin America’s exclusive licensee of EAU’s Empowered Water™ technologies. Mr. Ullrich is also the owner and Chairman of the Board of Esmeralda Farms, an innovative leader in the international floral industry. Mr. Ullrich has been involved in all aspects of the international floral industry for over 35 years. He is a pioneer in developing and adopting cutting-edge technologies that not only assist in building better business in the floral industry but creating cleaner and safer working environments for his 5,000-plus employees. Esmeralda Farms is certified by various international “green” organizations, such as Florverde, Flower Label Program and VeriFlora. Mr. Ullrich was the recipient of the 2006 SAF Gold Medal Achievement Award.  He was born and educated in Germany.

William J. Warwick has served as a director since 2003. He retired from AT&T after 39 years of service with responsibilities including President of AT&T Consumer Products and Senior Vice President of AT&T. In 1993, he was elected Chairman and CEO, AT&T China. His business activities are numerous and worldwide, having served on many high-profile boards of directors and industry associations. He is currently Chairman, Executive Advisory Board, Cameron School of Business and a member of the Board of Directors of the UNC-W Corporation at the University of North Carolina at Wilmington, North Carolina. Mr. Warwick obtained his undergraduate degree from the University of North Carolina, Chapel Hill, and his MBA from Northwestern University, Chicago.

The Board of Directors recommends that the stockholders vote “FOR” the nominees listed above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

Equity Compensation Plan Information

The following table sets forth certain information about the Company’s equity compensation plans as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	700,260	$1.99	1,769,740
Equity compensation plans not approved by security holders (1)	9,941,579	$1.52	N/A
Total	10,641,839	$1.55	N/A

(1) Equity compensation plans not approved by security holders consist of individually negotiated grants of options or warrants to consultants, directors, suppliers, vendors and others who provide goods or services to the Company, and grants of warrants to investors in connection with limited offerings of the Company’s Common Stock.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has retained HJ & Associates, LLC, of Salt Lake City, Utah, as the Company’s independent auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2008. The Board of Directors has proposed that the appointment of HJ & Associates, LLC as the Company’s independent auditors for the year ended December 31, 2008 be ratified and approved by the stockholders of the Company.

Although the company is not required to seek ratification, the Audit Committee and the Board believe it is sound corporate governance to do so. If stockholders do not ratify the appointment of HJ & Associates, LLC, the current appointment will stand, but the Audit Committee will consider the stockholders’ action in determining whether to appoint HJ & Associates, LLC, as the Company’s independent auditors for fiscal 2009.

A representative of HJ & Associates, LLC is expected to be present in person or available via conference call at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of HJ & Associates, LLC as the Company’s independent auditors for the year ended December 31, 2008. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Its Committees

The Board of Directors maintains standing Audit and Compensation Committees.

Audit Committee. The Audit Committee, which consists of Theodore C. Jacoby, Jr., J. Leo Montgomery, Jay S. Potter and William J. Warwick, serves as an independent and objective party to, among other things, review the Company’s financial statements and annual report, review and appraise the audit efforts of the Company’s auditors and pre-approve permissible services to be performed for the Company by its auditors, and is responsible for the appointment, compensation and oversight of the work of the independent public accountants that audit the Company’s financial statements. The primary function of the Audit Committee involves oversight functions to support the quality and integrity of the Company’s accounting and financial reporting processes generally. It should be noted, however, that the members of the Committee are not necessarily experts in the fields of auditing and accounting and do not provide special assurances on such matters. The Audit Committee met four times during 2007. The Board of Directors has determined that J. Leo Montgomery is an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission. The report of the Audit Committee appears below in this Proxy Statement. A copy of the Audit Committee’s charter is included on the Company’s website at www.eau-x.com.

Compensation Committee. The Compensation Committee, which consists of Karl Hellman, Theodore C. Jacoby, Jr. and William J. Warwick, sets the compensation of executive officers and administers the Company’s incentive plans, including the Company’s stock option plans. The Compensation Committee met two times during 2007. The Compensation Committee has adopted a written charter, a copy of which is available on the Company’s website at www.eau-x.com. As set forth in the Compensation Committee charter, the Committee:

•
Has the authority to engage independent compensation consultants and legal advisors when determined by the Committee to be necessary or appropriate.  In 2007, the Committee engaged a compensation consultant, Phillip Blount & Associates, Inc., to assist it with, among other things, research on appropriate director, executive and employee compensation levels.

•	Has the authority to delegate its responsibilities as it may deem appropriate, to the extent allowed under applicable law. The Committee generally does not delegate its responsibilities to others.

•
Requests that the Chief Executive Officer provide to the Committee his recommendations relative to compensation of other executive officers of the Company. The Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company.

Meetings and Attendance. The Board of Directors held 10 meetings during 2007. Each incumbent directors attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he was a member. The Company strongly encourages each Board member to attend the Company’s annual meeting of stockholders.

Director Independence

The Board of Directors has determined in accordance with the listing standards of The NASDAQ Stock Market that each of the following directors is an independent director: Mr. Hellman, Mr. Jacoby and Mr. Warwick. To be an independent director under those listing standards, a director must have no relationships which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and must have no relationships that are specified in the independence standards to preclude an independence determination. Mr. Bradley is not independent because he is an executive officer. Mr. Ullrich is not independent due to the level of beneficial ownership of Common Stock of the Company. Mr. Potter is independent under SEC Rule 10A-3, but does not satisfy the definition of independence under the NASDAQ Marketplace Rules due to the fees received from the Company in 2005 by Nexcore Capital, his affiliate. In making the foregoing determination, the Board considered all relationships between members of the Board of Directors and the Company, including the relationships described at “Certain Relationships and Related Party Transactions.”

The Board of Directors unanimously concluded that the relationships listed above would not affect the independent judgment of the three independent directors, Mr. Hellman, Mr. Jacoby and Mr. Warwick, based on their experience, character and independent means, and therefore do not preclude an independence determination.

The Board approved the participation of J. Leo Montgomery and Jay S. Potter as non-independent members of the Audit Committee in accordance with the NASDAQ listing standards exception. Mr. Potter is a principal of Nexcore Capital, which received placement fees from the Company in 2005 for assisting it with a private placement. Due to this relationship, Mr. Potter is not deemed an independent director under NASDAQ’s listing standards relating to Audit Committees. The listing standards include restrictions on receiving compensation from the Company for the past three years. The Board believes that Mr. Potter will qualify as an independent director under the NASDAQ rules beginning in 2008 after more than three years have elapsed since the receipt of the last of the placement fees. The Board determined Mr. Potter’s membership was necessary due to his extensive financial expertise and his comprehensive knowledge of the history of the Company.

The Board has determined that J. Leo Montgomery does not meet the above independence standards due to his consulting arrangement with the Company. The Board nonetheless appointed Mr. Montgomery to the Audit Committee due to his extensive financial and accounting expertise. The Board has determined that Mr. Montgomery is an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission. The Audit Committee previously did not have such an expert.

Communications to the Board

The Board of Directors requests that any stockholders who desire to send communications to the Board mail those communications to:

Vice President of Investor Relations
EAU Technologies, Inc.
1890 Cobb International Boulevard
Suite A
Kennesaw, Georgia 30152

All mail addressed in this manner will be delivered to the chair or chairs of the committees with responsibilities most directly related to the matters addressed in the communication.

Code of Ethics

The Company adopted a Code of Ethics on April 6, 2004 that applies to its principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. This Code is available on the Company’s website at www.eau-x.com. The Company will disclose on its website any amendments to or waivers from provisions of the Code as required by the rules of the Securities and Exchange Commission. The Board of Directors has also established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Complaints regarding these matters will be reviewed under Audit Committee direction and oversight.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission” or the “SEC”) or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The Board of Directors maintains an Audit Committee comprised of four of the Company’s non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NASDAQ Stock Market (“NASDAQ”) that governs audit committee composition as currently in effect, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act, except that the Board has determined that it is in the best interests of the Company to have J. Leo Montgomery and Jay S. Potter serve on the Audit Committee despite certain relationships that do not qualify under the rules. The Board has adopted a written Charter of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2007 with management and the independent auditors, including without limitation, a discussion with the independent auditors of the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

            AUDIT COMMITTEE

            Theodore C. Jacoby, Jr.
            J. Leo Montgomery
            Jay S. Potter
            William J. Warwick

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s executive officers and directors and any persons holding more than 10% percent of the Company’s Common Stock are required to file with the Securities and Exchange Commission reports of their initial ownership of the Company’s Common Stock and any changes in ownership of such Common Stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-KSB and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during 2007, all of its executive officers, directors and persons owning more than 10% of its Common Stock complied with the Section 16(a) requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table presents information about the beneficial ownership of our Common Stock as of October 31, 2008 by:

•	each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. The percentage of beneficial ownership is based on 17,485,918 shares of Common Stock outstanding as of October 31, 2008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Peter F. Ullrich (1) 1800 NW 89th Place Miami, FL 33172	18,985,569	74.0%
Water Science, LLC (1) 1800 NW 89th Place Miami, FL 33172	15,500,000	60.4%
Wade R. Bradley (2) 1890 Cobb International Blvd., Ste 100 Kennesaw, GA 30152	200,000	1.1%
Joseph A. Stapley (3) 1890 Cobb International Blvd., Ste 100 Kennesaw, GA 30152	123,250	*
Doug Kindred (4) 1890 Cobb International Blvd., Ste 100 Kennesaw, GA 30152	323,250	1.8%
Larry Earle (5) 1890 Cobb International Blvd., Ste 100 Kennesaw, GA 30152	108,250	*
William J. Warwick 1063 Ocean Ridge Drive Wilmington, NC 28405	173,077	1.0%
Jay S. Potter (6) 10509 Vista Sorrento Pkwy. #300 San Diego, CA 92121	512,982	2.9%
Theodore C. Jacoby, Jr. 1716 Hidden Creek Ct. St. Louis, MO 63131	73,077	*
Karl Hellman 555 Northpoint Center East, 4th Floor Alpharetta, GA 30022	23,077	*
J. Leo Montgomery (7) 1890 Cobb International Blvd., Ste 100 Kennesaw, GA 30152	567,377	3.2%

All current directors and executive officers as a group (11 persons) *Less than 1%	21,100,759	77.9%

(1)
Mr. Ullrich is the managing member of Water Science, LLC. Mr. Ullrich beneficially owns 3,485,769 shares and indirectly through Water Science beneficially owns 7,330,770 shares, warrants to purchase 5,169,230 shares at an exercise price of $1.30 per share and a convertible note currently convertible into 3,000,000 shares. The warrants and convertible note are held by Water Science, LLC.

(2)
Mr. Bradley holds options to purchase a total of 500,000 shares at an exercise price of $1.30 per share; only 200,000 shares are currently exercisable or exercisable within 60 days of the date of this report.

(3)
Mr. Stapley beneficially owns 98,250 shares and holds options to purchase a total of 25,000 shares at an exercise price of $3.50 per share, options to purchase 25,000 shares at an exercise price of $2.45 per share and options to purchase 159,230 shares at an exercise price of $1.30. Only 25,000 shares with an exercise price of $3.50 are currently exercisable or exercisable within 60 days of the date of this report.

(4)
Mr. Kindred beneficially owns 128,250 shares and holds options to purchase a total of 575,000 shares at exercise prices between $1.30 and $3.50 per share. Only 20,000 shares with an exercise price of $3.50 are currently exercisable or exercisable within 60 days of the date of this report.

(5)
Mr. Earle owns 8,250 shares and holds options to purchase a total of 136,000 shares at an exercise price of $2.45 (75,000 shares), $3.50 (25,000 shares) and $1.30 (36,000 shares) per share. Only the 100,000 shares, with an exercise price of $3.50, are currently exercisable.

(6)	Mr. Potter beneficially owns 114,816 shares. Warrants to purchase a total of 398,166 shares at exercise prices ranging from $0.01 to $5.00 per share are owned by companies controlled by Mr. Potter.
(7)	Mr. Montgomery beneficially owns 67,377 shares and beneficially holds warrants to purchase up to 500,000 shares at an exercise price of $2.76 per share held by JL Montgomery Consulting, LLC.

EXECUTIVE COMPENSATION

Compensation Tables

The following tables describe the cash and non-cash compensation paid by the Company to the Company’s Chief Executive Officer and Chief Financial Officer and each of the other persons who served as an executive officer of the Company during all or a portion of 2007 (collectively, the “Named Executive Officers”).

Compensation of Executive Officers

The Summary Compensation Table below provides certain summary information concerning the compensation paid or accrued by us and our subsidiaries, to or on behalf of our Named Executive Officers. Other than as set forth in the table, no executive officer’s cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wade R. Bradley President and Chief Executive Officer	2007 2006	240,000 40,000	0.00 0.00	0.00 0.00	332,533 63,216	0.00 0.00	0.00 0.00	5,750 (1) 1,000 (1)	578,283 104,216
Doug Kindred Chief Technology Officer	2007 2006	125,936 120,000	0.00 0.00	0.00 0.00	33,892 0.00	0.00 0.00	0.00 0.00	6,330 (1) 8,884 (1)	166,158 128,884
Larry Earle Senior Vice President, Live Processing	2007 2006	120,000 120,000	0.00 0.00	0.00 0.00	1,469 0.00	0.00 0.00	0.00 0.00	6,227 (1) 5,351 (1)	127,696 125,351
Joseph Stapley Senior Vice President, Investor Relations	2007 2006	120,000 120,000	0.00 0.00	0.00 0.00	6,496 0.00	0.00 0.00	0.00 0.00	0.00 3,920 (1)	126,496 123,920

(1)	Other compensation consists of car allowances.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding stock options and restricted stock held by the Company’s Named Executive Officers at December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Wade R. Bradley (1)	200,000	300,000	-	1.30	11/6/2016
Doug Kindred (2) Chief Technology Officer	150,000 150,000 25,000 - -	- - - 25,000 530,000	- - -	0.01 1.50 3.50 2.45 1.30	1/02/2008 1/02/2008 5/27/2015 6/01/2015 11/08/2017
Joseph Stapley (2) Senior Vice President, Investor Relations	25,000 - -	- 25,000 159,230	- - -	3.50 2.45 1.30	5/27/2015 6/01/2015 12/06/2017
Larry Earle (2) Senior Vice President, Live Processing	- 25,000 -	75,000 - 36,000	- - -	2.45 3.50 1.30	6/01/2015 5/27/2015 12/06/2017
John Hopkins (2) Former President & Founder	25,000	-	-	1.80	7/25/2010

(1)	Mr. Bradley’s options vest over a term of three years. See below under Employment Agreements.

(2)	All outstanding options are fully vested.

Employee Compensation

In April 2007, the Company engaged Phillip Blount & Associates, Inc., a human resources consulting firm, to review the Company’s overall compensation program. Based upon the findings of that study, recommendations of management, and review by the Board, the compensation changes noted below were made.

Base compensation - Phillip Blount & Associates, Inc. performed an analysis on compensation levels for each employee based on job description and comparative compensation levels to companies our size. Based on the results of their findings, base compensation for certain employees was adjusted upon approval by the Company’s Board of Directors. Among the employees whose base compensation levels were adjusted was Joseph Stapley and Doug Kindred (named executives). The base pay for Mr. Stapley was increased from $120,000 to $136,000. Mr. Kindred’s employment agreement is summarized below.

Incentive Stock Options - Based on the recommendations of Phillip Blount & Associates, Inc. and upon approval from the Board of Directors, a total of 480,260 stock options were granted to various employees, pursuant to the Company’s 2007 Stock Incentive Plan. The following executives were included in the stock option grants: Joseph Stapley and Larry Earle, effective immediately. The options were issued at a $1.30 exercise price and vest ratably over a period of four years. Mr. Stapley was awarded a stock option grant of 159,230 shares. Mr. Earle was awarded a stock option grant of 36,000 shares. It was also recommended that Doug Kindred be granted stock options, which were granted in November 2007 as part of Mr. Kindred’s employment agreement.

Corporate Bonus Program - In connection with the adjustments to our Human Resources policies, the Board approved a corporate bonus program. Bonuses will be paid to executive officers when the Company achieves an approximate operational break-even run rate, measured as the achievement of consistent revenues of $250,000 per month over two consecutive months, not taking into account capital or one-time extraordinary charges. In the calculation of monthly revenues, equipment revenues will only comprise up to $50,000 of the $250,000 monthly revenue target for the calculation of the bonus. Once this target is achieved, the payout of the bonus will be over a period of 2 months to 12 months, at the discretion of management.

The following executives are included in the Bonus Program: Mr. Bradley is eligible for a $72,000 bonus, 30% of his base pay. Mr. Kindred is eligible for a $61,600 bonus, 35% of his base pay. Mr. Stapley is eligible for a $40,800 bonus, 30% of his base pay. Mr. Earle is eligible for a $30,000 bonus, 25% of his base pay.

401(k) retirement plan - As part of the compensation package, the Company established a “safe-harbor” retirement plan for its employees. Effective January 1, 2008, the Company established the EAU 401(k) Retirement Trust, wherein all full time employees are eligible to participate, including executives. The plan allows the employees to defer a portion of their income in a retirement account. As an incentive for the employees to participate in the retirement plan, the Company has agreed to match each employee’s deferral as follows: 100% of the amount of the deferrals that do not exceed 3% of the participant’s compensation, plus 50% of the amount of each participant’s deferrals that exceed 3% of the participant’s compensation but do not exceed 5% of the participant’s compensation.

Employment Agreements

As of December 31, 2007, two executives, Doug Kindred and Wade Bradley, had current employment agreements.

Employment Agreement and Option Agreement with Doug Kindred

In connection with the continued employment of Mr. Kindred as Chief Technology Officer, on November 8, 2007, Mr. Kindred and the Company entered into an employment agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed by the Company dated November 8, 2007 and incorporated herein by reference.

The material terms of the agreement include the following:

1.  Appointment. Per the terms of the agreement, Mr. Kindred will continue to serve as the Company’s Chief Technology Officer.

2.  Base Salary. Mr. Kindred’s initial base salary will be $176,985 per year.

3.  Annual Bonuses. Beginning with the Company’s fiscal year that commences on January 1, 2008, Mr. Kindred is entitled to receive a bonus of up to 35% of his base salary ($61,945), upon the achievement of annual performance benchmarks, to be set by the Board of Directors and the CEO.

4.  Inducement Stock Option Grant. Mr. Kindred is entitled to receive stock options to purchase 530,000 shares of the Company’s Common Stock. The options will not constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986.  The options vest in installments in accordance with the schedule below:

•	132,500 shares vest on November 8, 2008

•	132,500 shares vest on November 8, 2009

•	132,500 shares vest on November 8, 2010

•	132,500 shares vest on November 8, 2011

The exercise price per option is $1.30. The terms and conditions of the options are included in a separate option grant agreement substantially in the form attached in the Form 8-K the Company filed with the SEC dated November 8, 2007.

5.  Standard Benefits. Mr. Kindred will be eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company.

6.  Vacation. Mr. Kindred will be entitled to 20 business days of paid vacation per calendar year.

7.  Company Car. The Company shall reimburse Mr. Kindred for the amount required to lease an automobile of Mr. Kindred’s choice up to a maximum of $500 per month. In addition, the Company will reimburse Mr. Kindred, up to a maximum of $1,000 per year, for the following properly documented expenses related to such automobile: (i) service, (ii) maintenance, (iii) repair and (iv) excess mileage fees required by the automobile lease, if such excess mileage is the result of required business travel by Mr. Kindred on behalf of the Company.

8.  Term. The employment agreement expires on the third anniversary of the effective date, subject to automatic renewal for a one-year term unless either party has given the other 60 days’ prior written notice.

9.  Severance. Mr. Kindred will be entitled to certain severance payments and other rights if his employment is terminated: (i) by the Company without “Cause,” as that term is defined in his agreement, or (ii) by Mr. Kindred for “Good Reason,” as that term is defined in his agreement. In each such instance, Mr. Kindred’s severance benefits will be as follows:

•	Salary. Any unpaid base salary through the date of termination.

•	Vacation. Any earned but unused vacation time.

•	Severance Payment. He will be entitled to an amount equal to 12 months of base salary payable over the 12-month period immediately following termination.

•
Options. All unvested options shall immediately vest and, together with the previously vested options, must be exercised during the 60 days immediately following the date of termination (and if not so exercised, all such options shall automatically and irrevocably terminate).

10.  Additional Covenants. The employment agreement contains restrictive covenants, including anti-solicitation provisions extending one year after termination of his employment, as well as standard confidentiality obligations.

Employment Agreement, Option Agreement, and Escrow Agreement with Wade Bradley

In connection with the appointment of Wade R. Bradley as President and Chief Executive Officer, on October 24, 2006, Mr. Bradley and the Company entered into an employment agreement, a copy of which is filed as Exhibit 10.1 in the Form 8-K the Company filed with the SEC dated October 30, 2006 and incorporated herein by reference.  Mr. Bradley agreed to begin working for the Company on a date determined by him and in no event later than November 6, 2006 (the “Effective Date”).

The material terms of the agreement include the following:

1.  Appointment. Beginning on the Effective Date, Mr. Bradley will serve as President and Chief Executive Officer of the Company. The Company’s Board of Directors is obligated to nominate him to serve on the Board. Subject to stockholder elections, he will serve on the Board through the term of his employment, with no additional compensation for services as a director.

2.  Base Salary. Mr. Bradley’s initial base salary will be $240,000 per year. The Board may increase his base salary from time to time.

3.  Annual Bonuses. Beginning with the Company’s fiscal year commencing on January 1, 2007, Mr. Bradley is entitled to receive a bonus of up to 30% of his base salary ($72,000), upon the achievement of annual performance benchmarks, to be set by the Board from time to time in advance of each fiscal year.

4.  Inducement Stock Option Grant. Mr. Bradley is entitled to receive stock options to purchase 500,000 shares of the Company’s Common Stock, which will represent approximately 2.17% of the Company’s fully diluted capital stock. The options will not constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986.  The options vest in installments in accordance with the schedule below:

•	100,000 shares vest on February 6, 2007

•	100,000 shares vest on November 6, 2007

•	100,000 shares vest on November 6, 2008

•	100,000 shares vest on November 6, 2009

•	100,000 shares vest on November 6, 2010

The exercise price per option shall be equal to the closing sale price of the Company’s Common Stock on October 24, 2006. The number of shares subject to the options will be equitably adjusted in the event of any stock split, stock dividend, reverse stock split or other similar event. The terms and conditions of the options are included in a separate option grant agreement substantially in the form attached in the Form 8-K the Company filed with the SEC dated October 30, 2006 as Exhibit 10.2.

5.  Standard Benefits. Mr. Bradley will be eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company.

6.  Vacation. Mr. Bradley will be entitled to 20 business days of paid vacation per calendar year.

7.  Company Car. The Company shall reimburse Mr. Bradley for the amount required to lease an automobile of Mr. Bradley’s choice up to a maximum of $500 per month. In addition, the Company will reimburse Mr. Bradley, up to a maximum of $1,000 per year, for the following properly documented expenses related to such automobile: (i) service, (ii) maintenance, (iii) repair and (iv) excess mileage fees required by the automobile lease, if such excess mileage is the result of required business travel by Mr. Bradley on behalf of the Company.

8.  Term. The employment agreement expires on the third anniversary of the Effective Date, subject to automatic renewal for a one-year term unless either party has given the other 60 days’ prior written notice.

9.  Severance. Mr. Bradley will be entitled to certain severance payments and other rights if his employment is terminated: (i) by the Company without “Cause,” as that term is defined in his agreement, (ii) by Mr. Bradley for “Good Reason,” as that term is defined in his agreement or (iii) non-renewal other than for “Cause.” In each such instance, Mr. Bradley’s severance benefits will be as follows:

• Salary. Any unpaid base salary through the date of termination.

• Vacation. Any earned but unused vacation time.

• Severance Payment. He will be entitled to an amount equal to 12 months of base salary payable over the 12-month period immediately following termination.

•  Options. All unvested options shall immediately vest and, together with the previously vested options, must be exercised during the 60 days immediately following the date of termination (and if not so exercised, all such options shall automatically and irrevocably terminate).

10.  Additional Covenants. The employment agreement contains restrictive covenants, including anti-solicitation provisions extending one year after termination of his employment, as well as standard confidentiality obligations.

Director Compensation

The following table shows the compensation paid to our non-employee directors for the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (2)	Total ($)
Jay S. Potter	$0	$30,000	$0	$30,000
William J. Warwick	$0	$30,000	$0	$30,000
Karl Hellman	$0	$30,000	$0	$30,000
Ted Jacoby	$0	$30,000	$0	$30,000
Peter Ullrich	$0	$30,000	$0	$30,000
Leo Montgomery	$0	$30,000	$0	$30,000

(1)  Represents for each director a grant of 23,077 restricted shares valued at $1.30 per share.

(2)  The following directors hold stock options or warrants as of December 31, 2007 covering the following number of shares of the Company’s Common Stock:

Jay S. Potter	398,166
William J. Warwick	0
Karl Hellman	0
Ted Jacoby	0
Peter Ullrich	7,330,770
J. Leo Montgomery	500,000

Directors of the Company are not paid a salary. They are reimbursed for their costs incurred in attending Board meetings. In December 2007, the Board determined, based on a study from the compensation consultants, that the directors should receive a total package of $30,000 per year, in a combination of cash fees and equity, beginning in 2008. The Board subsequently approved this package, to be paid entirely in restricted stock. The non-employee members of the Board receive a grant of $30,000 in cash or restricted shares of the Company’s Common Stock for each year of service on the Board, which shares are restricted for a period of three years from the date of grant. For the year ended December 31, 2007, each director earned 23,077 shares.

The Company’s Certificate of Incorporation adopts the provisions of the Delaware General Corporation Law providing that no member of the Company’s Board of Directors shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except liability for (i) any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions under Section 174 of the Act, or (iv) any transaction from which a director derived an improper personal benefit.

The Company’s Bylaws provide that the Company shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Company, against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful. In addition, the Bylaws include a provision that the Company shall indemnify any individual made a party to a proceeding because he or she is or was a director of the Company, against liability incurred in the proceeding, but only if a determination has been made that the director met the following standards of conduct: he conducted himself in good faith; he reasonably believed that his conduct was in, or not opposed to, the Company’s best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However the Company shall not indemnify a director under this provision in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company; or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The Bylaws also provide for the advancement of expenses with respect to any such action.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are certain transactions during the year ended December 31, 2007, involving our officers, directors and stockholders owning more than 10% of our outstanding stock. We believe that the terms of these transactions are at least as favorable to us as we would expect to negotiate with unrelated third parties.

Sale of Products to Affiliates of Stockholders

Sales to Water Science - Water Science, LLC, which has exclusive rights to sell the EAU products in South America and Mexico, is a major stockholder of the Company and its managing member, Peter Ullrich, is currently on our Board of Directors. Water Science may purchase machinery from the Company at cost plus 25 percent. During the year ended December 31, 2007, the Company sold two large water generators, three small water generators and related parts to Water Science for $517,503. In connection with the sales of the machines and products, the Company has recorded approximately $357,615 in accounts receivable at December 31, 2007. During the year ended December 31, 2007, the Company sold approximately $517,503 in products and services related to the installation and maintenance of machines to Water Science.

Pursuant to the Amended and Restated Exclusive License and Distribution Agreement, certain terms in the original Exclusive License and Distribution Agreement between Water Science and us on or about September 19, 2005, were clarified, specifically with respect to what products and technology are intended to be covered by the License Agreement, and to specify the initial pricing with respect to such products.

Licensing Fee - In September 2006, the Company received $1,000,000 in exchange for providing Water Science exclusive licensing and distribution rights for a five-year term for a specified market area. The agreement provides termination rights by Water Science and a pro rata refund of the fee. The Company recognizes the fee on a pro rata basis over the life of the agreement. The Company recognized $200,000 for the year ended December 31, 2007.

Amended Licensing Agreement with Zerorez - On January 10, 2007, the Company entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Zerorez. As revised, the Amended License Agreement provides a licensing arrangement whereby Zerorez and its franchisees may use the Company’s equipment and technology to produce electrolyzed fluids for use in carpet cleaning and related applications, at rates that are set forth in the agreement. The Amended License Agreement has a term of five years with automatic renewal clauses for three additional five-year terms. Generally, neither party may terminate the agreement unless there is a breach by, or consent from, the other party. During the year ended December 31, 2007, Zerorez paid $0 to the Company under the agreement.

Zerorez is an affiliated entity having similar stockholders and was founded by the same individuals who founded the Company. John Hopkins, William Warwick and Jay Potter are stockholders of Zerorez. Mr. Hopkins is also a Board member and franchisee of Zerorez. The Company has had a license agreement with Zerorez since March 2001, as disclosed in the Company’s previous reports as filed with the SEC.

Senior Note Payable - In September 2005, the Company sold a senior convertible note to Water Science in exchange for $3,000,000. Due to the discount of this note and the beneficial conversion feature, the Company recognized $1,000,000 in interest expense and recorded a gain of approximately $714,404 in the change of the derivative liability to fair market value for the year ended December 31, 2006. The Company recorded a loss of approximately $2,118,761 in the change of the derivative liability to fair market value for the year ended December 31, 2007. For the year ended December 31, 2007, the Company recognized $90,000 in interest expense related to the Senior Note. The Company also recognized $1,000,000 in interest expense due to the discount of this note and the beneficial conversation feature.

In May 2008, Water Science entered into an Amended and Restated Senior Secured Convertible Promissory Note. The original note was amended to change the maturity date of the note from September 16, 2008 to March 16, 2009. On October 10, 2008, the Board of Directors approved a a Second Amended and Restated Senior Secured Convertible Promissory Note (the “Second Amended Convertible Note”). The Amended and Restated Senior Secured Convertible Promissory Note dated as of May 8, 2008, was amended to change the conversion rate from $3.00 per share to $1.00 per share, as reflected in the Second Amended Convertible Note. The Second Amended Convertible Note includes an interest rate of 3% and a maturity date of March 16, 2009.

Refinancing Transaction with Water Science - On May 9, 2007, Peter F. Ullrich, a director, and Water Science, a stockholder of the Company, entered into an agreement (the “Termination Agreement”) for the cancellation and reissuance of existing warrants held by Water Science (“Original Warrants”) to purchase a total of 8.4 million shares of the Company’s Common Stock. In the Termination Agreement, the parties agreed as follows:

•	The Original Warrants were cancelled.
•
The Company granted to Water Science replacement warrants (“Replacement Warrants”) to purchase a total of 8.4 million shares of Common Stock at an exercise price of $1.30 per share, with an expiration date of May 9, 2010.

•
The Company has a right (“Put Right”) to require Water Science to exercise one of the Replacement Warrants for up to 3,230,769 shares. The Company may exercise the Put Right from time to time, but not more often than once per month.

•	The warrant shares are subject to an amended registration rights agreement.

In April 2007, Water Science advanced $1,000,000 to the Company. In June 2007, Water Science advanced $500,000 to the Company. In August 2007, Water Science advanced $500,000 to the Company. In October 2007, Water Science exercised 1,538,463 warrants to purchase shares of Common Stock. In October 2007, Water Science advanced $500,000 to the Company. The advances were used to purchase the shares. Water Science exercised warrants to purchase a total of 1,538,463 shares in 2007 and 1,692,306 shares in the nine months ended September 30, 2008.

Pursuant to the registration rights agreement, we agreed to register with the Securities and Exchange Commission all of the shares purchased by Water Science, all of the shares underlying the warrants, and all shares issuable upon conversion of the note held by Water Science.

On October 10, 2008, the Board of Directors approved a transaction with Water Science pursuant to (1) a Stock Purchase Agreement (the “Purchase Agreement”) and (2) a Second Amended and Restated Senior Secured Convertible Promissory Note (the “Second Amended Convertible Note”). The Purchase Agreement provides for the purchase of 2.5 million shares of Common Stock of the Company at a price of $1.00 per share and the amendment of the Amended and Restated Senior Secured Convertible Promissory Note dated as of May 8, 2008, to change the conversion rate from $3.00 per share to $1.00 per share, as reflected in the Second Amended Convertible Note. The purchase of the Common Stock will occur in six monthly installments of $350,000 beginning October 14, 2008 plus a final installment of $400,000 on April 15, 2009. If Water Science defaults on its obligation to purchase the stock under the Purchase Agreement, then the conversion price reverts back to $3.00 per share. The Second Amended Convertible Note includes an interest rate of 3% and a maturity date of March 16, 2009.

Consulting Arrangement with Mr. Montgomery - The Company has a consulting agreement with JL Montgomery Consulting, LLC, a consulting practice owned by Leo Montgomery. Under the agreement, in April 2006, Mr. Montgomery received a warrant to purchase 500,000 shares of Common Stock at $2.76 per share, to expire at the end of five years. In October 2007, the warrant was amended to expire in ten rather than five years. This agreement also provides for consulting fees in a monthly amount to be negotiated after the Company achieves two consecutive quarters of positive EBITDA. As the Company has not achieved this milestone, no fees have been payable to date.

Consulting Arrangement with Mr. Hellman - The Company engages the services of a company owned by Mr. Hellman from time to time for business planning and various marketing projects. Mr. Hellman was paid $24,375 in consulting fees in 2007 and $56,625 for the nine months ended September 30, 2008.

Escrow Arrangement with Chief Executive Officer - In October 2006, the Company entered into an escrow agreement with Mr. Bradley. Pursuant to the escrow agreement, to secure the Company’s obligation to make his severance payment, the Company is required to deposit, at its election, either (1) cash in the amount of $240,000 or (2) an irrevocable letter of credit with a face amount of $240,000, with an agreed upon escrow agent who shall hold such funds (or letter of credit) in escrow. In January 2007, the Company elected to deposit $240,000 in cash with an escrow agent. The escrow agreement provides different scenarios upon which either the Company or Mr. Bradley shall be entitled to interest on the escrowed funds.

The Company has adopted a Statement of Policy with Respect to Related Party Transactions. The Policy states that any related party transaction, as defined in the Policy, shall be consummated or shall continue only if the Board of Directors or a committee of the Board shall approve or ratify such transaction, or the transaction involves either compensation approved by the Company’s Compensation Committee or compensation of directors. The Policy defines the term “related party transaction” in a manner consistent with SEC regulations at Item 404(a) of Regulation S-B. The Board of Directors has determined that the Audit Committee is generally the appropriate body to review and authorize related party transactions. In reviewing and considering related party transactions, the Policy states that the Audit Committee shall examine all factors it deems relevant including, among other things, the business purpose of the transaction, the terms of the transaction and issues related to the Company’s code of conduct and governance matters.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Public Accountants

The Audit Committee selected HJ & Associates, LLC to audit the financial statements of the Company for the fiscal year ended December 31, 2008. It is expected that a representative of HJ & Associates, LLC will be present at the Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

Audit Fees

The following table shows the audit fees schedule for the fiscal years ending December 31, 2007 and 2006, for professional services rendered with respect to the audit of our annual financial statements and the auditor’s review of the financial statements included in our Form 10-KSB.

HJ & Associates, LLC

During fiscal 2007 and 2006, the Company incurred the following fees for services performed by HJ & Associates, LLC:

	2007	2006
Audit Fees (1)	$58,900	$44,233
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

(1) These are fees for professional services performed by by HJ & Associates for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee has adopted a written policy providing guidelines and procedures for the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. This policy contemplates that the independent auditors will provide to the Audit Committee a proposed engagement letter and an audit service fee proposal during the first quarter of each of the Company’s fiscal years with a target of approving an engagement letter and appointing an independent auditor for the audit of the Company’s financial statements as of and for the year ended during such fiscal year prior to the review by the Company’s independent auditor of the Company’s financial statements for the Company’s first quarter. For non-audit services, the Company’s management is expected to submit to the Audit Committee for approval a list of non-audit services that it recommends that the Committee engage the independent auditor to provide for the fiscal year, together with a budget estimating non-audit service spending for the fiscal year. Prior to commencing the engagement, the Audit Committee must approve both the engagement of the auditor to provide the non-audit services and the budget for such services. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Audit Committee approved all of the audit, audit-related and tax services of the Company’s principal accountant described in the preceding paragraphs.

Auditor Independence

Our Board of Directors considers that the work done for us in the year ended December 31, 2007 by HJ & Associates, LLC is compatible with maintaining HJ & Associates, LLC’s independence.

Auditor’s Time on Task

All of the work expended by HJ & Associates, LLC on our December 31, 2007 audit was attributed to work performed by HJ & Associates, LLC’s full-time, permanent employees.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Vice President of Investor Relations, EAU Technologies, Inc., 1890 Cobb International Blvd., Suite A, Kennesaw, Georgia 30152, (678) 388-9492.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders of the Company must be received at the Company’s executive offices at 1890 Cobb International Blvd., Suite A, Kennesaw, Georgia 30152, addressed to the attention of the Secretary, by July 9, 2009, in order to be included in the proxy statement and form of proxy relating to such meeting. Appropriate proposals of stockholders intended to be presented at the Company’s 2009 annual meeting without inclusion in the Company’s proxy statement must be received by the Company, at the above address and attention, by September 22, 2009 in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2009 Annual Meeting. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

ANNUAL REPORT

The Company’s 2007 Annual Report on Form 10-KSB is concurrently being mailed to stockholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of HJ & Associates, LLC, independent public accountants. The Company will provide a copy of the Form 10-KSB, free of charge, to any stockholder who sends a request to: Chief Financial Officer, EAU Technologies, Inc., 1890 Cobb International Blvd., Suite A, Kennesaw, Georgia 30152.

            By Order of the Board of Directors

            Wade R. Bradley,
            President and Chief Executive Officer

November 6, 2008

EAU TECHNOLOGIES, INC.

C123456789

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 12, 2008.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/EAQU**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. ELECTION OF DIRECTORS: 01 - Wade R. Bradley 02 - Karl Hellman 03 - Theodore C. Jacoby, Jr. 04 - J. Leo Montgomery 05 - Jay S. Potter 06 - Peter F. Ullrich 07 - William J. Warwick

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

And in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(This Proxy should be voted, signed, and dated by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 0 1 9 7 3 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00YZ1A

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — EAU TECHNOLOGIES, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS
December 12, 2008

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of EAU Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Stockholders and the Proxy Statement, each dated November 6, 2008, and hereby appoints Wade R. Bradley and Brian D. Heinhold, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of EAU Technologies, Inc., to be held on December 12, 2008, at 8:00 a.m. Eastern Time, at the Marriott SpringHill Suites, located at 3399 Town Point Drive, Kennesaw, Georgia 30144, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), and to vote, as designated on the proposals below, all shares of EAU Technologies, Inc. common stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth on the reverse side.

The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR items 1 and 2 on the reverse side. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present board of directors to fill the vacancy or for the balance of those nominees named without a substitute.